Exhibit 10.7

DJO INCORPORATED
2007 INCENTIVE STOCK PLAN

1.             Purpose.  The purpose of the DJO Incorporated 2007 Incentive Stock Plan is to promote the interests of the Company and its shareholders by enabling (i) designated key employees (including employees who are also officers or directors) the Company and its Affiliates, (ii) contractors, consultants and advisors who perform valuable services for the Company or its Affiliates and (iii) non-employee members of the Board of Directors of the Company (the “Board”) and its Affiliates to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company’s Stock and to provide for additional compensation based on appreciation in the Company’s Stock.

2.             Defined Terms. The following defined terms have the meanings set forth below:

(a)           “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b)           “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code, or (B) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

(c)           “Award” or “Awards,” except where referring to a particular category of grant under the Plan, includes Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards and Other Stock-Based Awards.

(d)           “Code” means the Internal Revenue Code of 1986, as amended, and any successor code and related rules, regulations and interpretations.

(e)           “Committee” means the Compensation Committee of the Board (or any successor committee as described in Section 5 below); such Committee shall consist of at least two (2) members of the Board, each of whom shall be a Non-Employee Director. To the extent required for compensation realized from Awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, the Committee shall be composed of two (2) or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(f)            “Company” means ReAble Therapeutics, Inc., a Delaware corporation which, following the consummation of certain transactions set forth in the Agreement and Plan of Merger, dated July 15, 2007, by and between ReAble Therapeutics, Inc. and certain other parties, intends to change its name to “DJO Incorporated” or its successors; provided, that to the extent that any class of equity securities of a member of the Company’s controlled group becomes publicly traded on an established securities market, the term “Company” shall be deemed to refer to such publicly traded entity.

(g)           “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(h)           “Fair Market Value” shall mean with respect to the Shares, as of any date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the composite tape, as published in The Wall Street Journal or such other source as the Committee deems reliable, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading in Shares on such date, then the closing price of the Stock as quoted on such composite tape on the next preceding date on which there was trading in such Shares; (ii) if the Stock is not listed or admitted to trade on a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the NASD; (iii) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the value established by the Board. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(i)            “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(j)            “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 under the Act.

(k)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(l)            “Other Stock-Based Award” shall have the meaning set forth in Section 13(a).

(m)          “Performance Unit Award” shall have the meaning set forth in Section 12(a).

(n)           “Plan” means the DJO Incorporated 2007 Incentive Stock Plan, as amended from time to time.

(o)           “Restricted Stock Award” shall have the meaning set forth in Section 9(a).

(p)           “Retirement” means a severance from the active employment of the Company or its Affiliates by reason of retirement pursuant to the provisions of any profit sharing, pension or other retirement plan of the Company or its Affiliates, or any contract between the Company or any of its Affiliates and the Grantee.

(q)           “Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Act, as amended from time to time.

(r)            “Stock” means the common stock, $.001 par value, of the Company.

(s)           “Stock Appreciation Right” shall have the meaning set forth in Section 8(a).

(t)            “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 7.

(u)           “Unrestricted Stock Award” shall have the meaning set forth in Section 10.

3.             Stock Subject to the Plan.

(a)           Shares Issuable. The maximum number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 5,000,000 shares. Such shares of Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares. If (i) an Award expires or terminates for any reason without being exercised in full or is satisfied without the distribution of Stock, or (ii) Stock distributed pursuant to an Award is forfeited or reacquired by the Company, or is surrendered upon exercise of an Award, the Stock subject to such Award or so forfeited, reacquired or surrendered shall again be available for distribution for purposes of the Plan.

(b)           Changes in Capitalization. In the event of a stock dividend, spin-off, stock split, any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares effected without receipt of consideration by the Company or any other change in corporate structure or other distribution of stock or property (except ordinary cash dividends) affecting the Stock, the Committee shall make appropriate adjustments in (i) the number of and kind of shares of stock or securities underlying Awards that may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards and (iii) the option or purchase price in respect of such shares. In the event of any such change in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Awards are exercisable and with respect to which future Awards may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of Section 18 below. In the event the Stock is changed into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except (i) as expressly provided in the preceding sentences or (ii) for any distribution or adjustment made with respect to outstanding shares of Restricted Stock in connection with a distribution or adjustment made with respect to all other outstanding shares of Stock, any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Award. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

(c)           Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Affiliate, as the result of a merger or consolidation of the employing corporation with the Company or a Affiliate or the acquisition by the Company or a Affiliate of property or stock of the employing corporation. The Committee will establish policies to ensure that the substitution of Awards under the Plan for stock and stock-based awards held by employees of another corporation who become employees of the Company or an Affiliate, as the result of a merger or consolidation of the employing corporation with the Company are on such terms and conditions as the Committee considers appropriate in the circumstances and which, to the extent necessary, comply with applicable laws governing such substitutions, including, but not limited to, Section 424 and 409A of the Code and the Treasury regulations promulgated thereunder.

4.             Eligibility. All employees of the Company and its Affiliates (“Employees”), including Employees who are officers or members of the Board, and Non-Employee Directors shall be eligible to participate in the Plan. Consultants, contractors and advisors who perform services for the Company or any of its Affiliates (“Consultants”) shall be eligible to participate in the Plan, if the Consultants render bona fide services to the Company, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities. Employees, Consultants and Non-Employee Directors who receive Awards under this Plan shall hereinafter be referred to as “Grantees”. In the case of Awards payable in Stock, no Grantee shall be granted during any fiscal year the right to acquire pursuant to Awards granted under the Plan more than 1,000,000 shares of Stock. In the case of Awards payable in cash, no Grantee shall be granted Awards entitling the Grantee to receive more than $10,000,000 in compensation during the life of the Plan or during the period within which Awards may be payable under the Plan.

5.             Administration of the Plan. The Plan shall be administered by the Board, the Committee or such other committee of the Board, composed of not less than two (2) Directors who are both Non-Employee Directors and, to the extent necessary to comply with Section 162(m) of the Code, outside directors, as defined therein, who shall be appointed by the Board and who shall serve at the pleasure of the Board. (All references to the Committee hereinafter shall also be deemed to refer to the Board.) The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(a)           to select the individuals to whom Awards may from time to time be granted;

(b)           to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Units Awards, and any Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more Grantees;

(c)           to determine the number of shares to be covered by any Award; and

(d)           to establish the terms and conditions of any Award, including, but not limited to:

(i)            the share price;

(ii)           any restriction or limitation on the grant, vesting or exercise of any Award including, but not limited to, the attainment (and certification of the attainment) of one or more performance goals based on one or more (or any combination) of the following business criteria that may apply to the individual Grantee, a Company business unit, or the Company as a whole: revenues, net income (before or after tax), earnings, earnings per share, shareholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, profit margins, cash flow, shareholder return, expenses, sales or market share, expense management, return on investment, improvements in capital structure, net revenue per employee, profitability of an identifiable business unit or product, or stock price, or shall be based on any one or more (or any combination) of the foregoing business criteria before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges or extraordinary items, to the extent the Committee specifies, when granting the Award, that the effect of any such extraordinary items shall be disregarded; and

(iii)          any waiver of vesting, acceleration or forfeiture provisions regarding any Stock Option or other Award and the Stock relating thereto, based on such factors as the Committee shall determine.

Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions by the Committee made pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Grantees.

6.             Limitations on Term and Date of Awards.

(a)           Duration of Awards. Subject to Section 19(c) below, no restrictions or limitations on any Award shall extend beyond ten (10) years from the grant date.

(b)           Term. No Award shall be granted more than ten (10) years after the effective date of the Plan as specified in Section 20 below, but then outstanding Awards may extend beyond such date.

7.             Stock Options. The Committee may grant Options intended to qualify as Incentive Stock Options or Nonqualified Stock Options, provided that Incentive Stock Options may be granted only to Employees as set forth in Section 424 of the Code. Each Stock Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option at the date of grant. To the extent that any Stock Option denominated as an Incentive Stock Option does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code, it shall constitute a separate Non-Qualified Stock Option. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be evidenced by option agreements, which shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the option agreement but shall be not less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate, and an Incentive Stock Option is granted to such Employee, the option price shall be no less than 110% of the Fair Market Value on the date of grant. The grant of a Stock Option shall occur on the date the Committee by resolution designates an Employee, Non-Employee Director or Consultant to receive a grant of a Stock Option, determines the number of shares of Stock covered by the Stock Option and specifies the terms and provisions of the option agreement.

(b)           Option Term. Unless an option agreement provides for a shorter exercise period, any Stock Option shall be exercisable not later than ten (10) years after the Stock Option is granted; provided, however, that if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any of its Affiliate, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions, and in such amounts, as the Committee shall specify in the option agreement. Notwithstanding the foregoing, subsequent to the grant of a Stock Option, the Committee, at any time before the complete expiration of such Stock Option, may accelerate the time or times at which such Stock Option may be exercised in whole or in part. Except as provided in subsections (f), (g), (h) and (i) below, a Stock Option may not be exercised by the holder unless the holder is then, and continually after the grant of the Stock Option has been, employed by or providing service to the Company or one of its Affiliates.

(d)           Method of Exercise. Stock Options may be exercised at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Except as provided in subsection (k) below, such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee, or by delivery of shares of Stock as provided in this subsection. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, at or after) the time of grant, payment in full or part may also be made in the form of shares of Stock not then subject to restrictions (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment under the Code). Shares of Stock so surrendered shall be valued at Fair Market Value on the exercise date. Except as provided in subsection (k) below, no shares of Stock shall be issued until full payment therefor has been made. A Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to a Stock Option when the Grantee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 19(c) below.

(e)           Transferability of Options. Options considered to be Incentive Stock Options under the Plan shall not be transferable by the Grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by him or her or by the guardian or legal representative of the Grantee. Options which are deemed to be Non-Qualified Stock Options under the Plan and other Awards under the Plan as the Committee may determine shall only be transferable by the Grantee either (i) by will or under the laws of descent and distribution, or (ii) to the Grantee’s (a) spouse, children or grandchildren (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, (d) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (e) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (w) there shall be no consideration for any such transfer, (x) the award agreement pursuant to which such Non-Qualified Stock Option is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with the Plan, (y) no such transfer will be approved by the Committee if common stock issuable under such transferred stock option would not be eligible to be registered on Form S-8 promulgated under the Securities Act of 1933

(“Securities Act”), and (z) subsequent transfers of transferred nonqualified stock options shall be prohibited except those by will or by the laws of dissent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

Notwithstanding the foregoing, Options and such other Awards as the Committee may determine may be transferred pursuant to a valid qualified domestic relations order as defined in section 414(p) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended pursuant to which a court has determined that a spouse or former spouse of a Grantee has an interest in the Grantee’s Award under the Plan. Any Incentive Stock Option transferred pursuant to this Section 6(e) shall cease to be an Incentive Stock Option on the date of such transfer and shall be treated for all purposes as a Non-Qualified Stock Option in the hands of the transferee. Following any such transfer each Award transferred shall continue to be subject to the same terms and conditions of the Plan and the Award agreement applicable to the Award immediately prior to transfer, provided that for all purposes under the Plan the term “Grantee” shall be deemed to include the transferee. The effect that a termination of service shall have on the exercisability of an Award with respect to the original Grantee shall continue to apply to a transferee after a transfer pursuant to this Section 6(e), so that the Award transferred shall be exercisable by the transferee only to the extent and for the periods specified in the Plan, unless different periods are otherwise provided in a Grantee’s original Award agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Stock issuable or issued under an Award that has been transferred pursuant to this Section 6(e).

(f)            Termination or Cessation by Death. If a Grantee’s employment with or service to the Company or any Affiliate terminates or ceases by reason of death, any Stock Option held by such Grantee may thereafter be exercised, to the extent exercisable at the time of death (or on such accelerated basis as the Committee shall at any time determine), by the legal representative or legatee of the Grantee, for a period of one (1) year (or such other period as the Committee shall specify at the time of grant) from the date of death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

(g)           Termination or Cessation by Disability. If a Grantee’s employment with or service to the Company or any Affiliate terminates or ceases by reason of Disability, any Stock Option held by such Grantee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination of employment or cessation of services (or on such accelerated basis as the Committee may at any time determine) for a period of one (1) year (or such other period as the Committee shall specify at the time of grant) from the date of such termination of employment or cessation of services or until the expiration of the stated term of the Stock Option, whichever period is shorter.

(h)           Termination or Cessation by Retirement. If a Grantee’s employment with or service to the Company or any Affiliate terminates or ceases by reason of Retirement, any Stock Option held by such Grantee may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of Retirement (or on such accelerated basis as the Committee may at any time determine) for a period of (i) in the case of Incentive Stock Options, three (3) months, and (ii) in the case of Non-Qualified Stock Options, one (1) year (or such other period as the Committee shall specify at the time of grant of the Stock Option) from the date of Retirement or until the expiration of the stated term of the Stock Option, whichever period shorter. Except as otherwise provided by the Committee at the time of grant, the death of an Grantee during such exercise period shall extend such period for one (1) year following death, or until the expiration of the stated term of the Stock Option, whichever period shorter.

(i)            Termination or Cessation for Cause. In the event the Grantee ceases to be employed by, or provide services to the Company or any of its Affiliates on account of a termination for Cause by the Company or any of its Affiliates, all Stock Options granted under the Plan, vested or otherwise, shall be canceled and forfeited and the Grantee shall has no rights under the Plan with respect to those grants. For purposes of this Section 6(i) “Cause” means (i) “Cause” as that term may be defined in any written employment or service agreement between an optionee and the Company or any Affiliate which may at any time be in effect, or (ii) in the absence of such a definition in a then-effective written employment or service agreement (in the determination of the Committee) (A) any act or omission of the Grantee that (1) results in the assessment of a civil or criminal penalty against the Company or any Affiliate, (2) is otherwise in violation of any federal, state, local or foreign law or regulation (other than traffic violations and other similar misdemeanors), (3) adversely affects or could reasonably be expected to adversely affect the Company’s or any Affiliate’s business reputation, or (4) otherwise constitutes willful misconduct, gross negligence, or any act of dishonesty or disloyalty, (B) the violation by optionee of lawful policies established by the Company or any Affiliate, or (C) the Grantee’s breach of a fiduciary duty or gross and willful inattention to duty other than due to a cause reasonably beyond the control of the Grantee.

(j)            Other Termination or Cessation. Unless otherwise determined by the Committee, if a Grantee’s employment with or services to the Company or any Affiliate terminate or cease for any reason other than death, Disability or Retirement, the Stock Option held by such Grantee may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination of employment or cessation of services, for a period of thirty (30) days (or such other period as the Committee shall specify at the time of grant of the Stock Option) from the date of such termination of employment or cessation of services or until the expiration of the stated term of the Stock Option, whichever period is shorter.

(k)           Extension of Post-Termination or Post-Service Exercise Period. At any time after the date of grant, the Committee may elect to extend the period of time during which an Grantee may exercise the Option after the Grantee terminates employment with or cease to provide services to the Company or any Affiliate for any reason other than for Cause; however, such additional post-termination or post-service exercise period shall be limited to the earlier of (i) later of (A) the 15th day of the 3rd month following the date the option would otherwise expire, or (B) December 31 of the calendar year in which the right would otherwise have expired, based on the terms of the Stock Option as of the original grant date, had the stock option not been extended exercise period, or (ii) the expiration of the stated term of the Stock Option.

(l)            Form of Settlement. The Committee may provide in the option agreement that upon receipt of written notice of exercise, the Committee may elect to settle all or a part of the portion of any Stock Option so exercised by paying the Grantee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the exercise price (the “Spread Value”) (determined on the date the Stock Option is exercised).

(m)          Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the provisions of Section 422 of the Code or Rule 16b-3, any Grantee desiring to obtain credit from a broker, dealer or other “creditor” as defined in Regulation T issued by the Board of Governors of the Federal Reserve System (provided that such broker, dealer or creditor has been approved by the Committee) to assist in exercising a Stock Option may deliver to such creditor an exercise notice properly executed by such Grantee with respect to such Stock Option, together with instructions to the Company to deliver the resulting Stock to the creditor for deposit into a designated account. Upon receipt of such exercise notice and related instructions in a form acceptable to the Company, the Company shall confirm to the creditor that it will deliver to the creditor the Stock covered by such exercise notice and instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of Section 422 of the Code or Rule 16b-3, upon request the Company may in its discretion, but shall not be obligated to, deliver to the creditor shares of Stock resulting from an assisted exercise prior to receipt of the option price for such shares if the creditor has delivered to the Company, in addition to the other documents contemplated hereby, the creditor’s agreement to pay the Company such exercise price in cash within five (5) days after delivery of such shares. The credit assistance contemplated hereby may include a margin loan by the creditor secured by the Stock purchased upon exercise of a Stock Option or an immediate sale of some or all of such Stock by the creditor to obtain or recover the option price that the creditor has committed to pay to the Company. Notwithstanding the forgoing, the payment option described in this Section 7(k) shall not be available to any recipient of an Option who is a Director or executive officer of the Company or any Affiliate if such payment option would be treated as a personal loan prohibited under Section 13(k) of the Act.

(n)           Special Provisions Relating to Incentive Stock Options. At the time any Incentive Stock Option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to such Incentive Stock Option to clearly identify them as representing shares purchased upon exercise of an Incentive Stock Option that may be subject to income tax withholding requirements as set forth in Section 15 below. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the affected Grantee, to disqualify any Incentive Stock Option under Section 422 of the Code.

8.             Stock Appreciation Rights.

(a)           General. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or forms of payment permitted under subsection (d) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(b)           Grant and Exercise. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of grant of such option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

(c)           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, including the following:

(i)            Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Option shall be exercisable. Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

(ii)           Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative or guardian.

(iii)          Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

(d)           Form of Settlement. Subject to Section 19(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right shall be free of all restrictions under the Plan, except as otherwise provided in this subsection (d). The Committee may provide at time of grant of a Stock Appreciation Right that such shares shall be in the form of Restricted Stock or rights to acquire Deferred Stock or may reserve the right to provide so at any time after the date of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right without regard to any restrictions or deferral limitations.

(e)           Rules Relating to Exercise. Where a Stock Appreciation Right relates to an Incentive Stock Option, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of an amount consistent with the qualification of such Stock Option as an “incentive stock option” under Section 422 of the Code.

9.             Restricted Stock.

(a)           General. A Restricted Stock Award is an Award entitling the Grantee to acquire shares of Stock, subject to such conditions, including the right of the Company during a specified period or periods to repurchase such shares at their original price or to require forfeiture of such shares (if no cash consideration was paid) upon the Grantee’s termination of employment or cessation of services, as the Committee may determine at the time of grant. Shares of Restricted Stock may be granted or sold in respect of past services or other valid consideration.

(b)           Award Agreement and Certificates. A Grantee who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Grantee shall have accepted the Award within sixty (60) days (or such shorter period as the Committee may specify) following the Award date by executing and delivering to the Company a Restricted Stock Award agreement in such form as the Committee shall determine and by making payment to the Company by certified or bank check or other instrument acceptable to the Committee for any cash consideration required to be paid in connection with such Restricted Stock Award. Each Grantee receiving a Restricted Stock Award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of the Grantee and deposited with the Company or its designee, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the DJO Incorporated 2007 Incentive Stock Plan and an agreement entered into between the registered owner and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of the Secretary of the Company, located in its corporate headquarters in Austin, Texas.”

The Committee may require that, as a condition of any Restricted Stock Award, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such Award.

(c)           Rights as a Shareholder. Upon complying with subsection (b) above, a Grantee shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to nontransferability restrictions, Company repurchase or forfeiture rights and any other condition described in this Section 9 or contained in the Restricted Stock Award agreement. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

(d)           Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein and in the Restricted Stock Award agreement. The Committee shall specify the date or dates (which may depend upon or be related to the attainment of performance goals or such other factors or criteria as the Committee shall determine) on which the non-transferability of the Restricted Stock and the obligation to forfeit or resell such shares to the Company shall lapse. The Committee may provide for the lapse of such restrictions in installments and at any time may accelerate such date or dates and otherwise waive or, subject to Section 18 below, amend any terms and conditions of the Award. Except as otherwise may be provided in the Award agreement or determined by the Committee at any time after the date of grant, if a Grantee terminates employment with or ceases to provide services to the Company and its Affiliates for any reason (including death), the Grantee or the Grantee’s legal representative shall resell to the Company, at the cash consideration paid therefor, all Restricted Stock, and the Company shall purchase such shares at that price, or if no cash consideration was paid, all shares of Restricted Stock awarded to the Grantee shall automatically be forfeited to the Company. Any shares of Stock or other securities of the Company or any other entity that are issued as a distribution on, or in exchange for, Restricted Stock or into which Restricted Stock is converted as a result of a recapitalization, stock dividend, distribution of securities, stock split or combination of shares or a merger, consolidation or sale of substantially all of the assets of the Company shall be subject to the restrictions set forth in the Restricted Stock Award agreement, which shall inure to the benefit of any surviving or successor corporation that is the issuer of such securities. Upon the lapse of the restrictions applicable to a Grantee’s Restricted Stock, certificates for shares of Stock free of any restrictive legend shall be delivered to the Grantee or his legal representative or guardian.

(e)           Section 83(b) Election. Any Restricted Stock Award agreement may provide that the Grantee may not elect to be taxed with respect to such Award in accordance with Section 83(b) of the Code.

10.          Unrestricted Stock. The Committee may, in its sole discretion, grant or sell to any Grantee shares of Stock free of restrictions under the Plan (“Unrestricted Stock”). Shares of Unrestricted Stock may be granted or sold in respect of past services or other valid consideration. Any purchase of Unrestricted Stock by a recipient must take place within sixty (60) days after the time of grant of the right to purchase such shares.

11.          Deferred Stock Awards.

(a)           General. A Deferred Stock Award is an Award entitling the Grantee to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. In establishing such specified performance goals the Committee with comply with the requirements of section 162(m) of the Code to the extent necessary.

(b)           Award Agreement. A Grantee who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within sixty (60) days of the grant of such Award (or such shorter period as the Committee may specify) the Grantee shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award agreement.

(c)           Restriction on Transfer. Deferred Stock Awards and rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative or guardian.

(d)           Rights as a Shareholder. A Grantee receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the Grantee t under the Plan and not with respect to shares subject to the Award but not actually received by the Grantee. A Grantee shall be entitled to receive a certificate for shares of Stock only upon satisfaction of all conditions specified in the Deferred Stock Award agreement.

(e)           Elective Deferral. A Grantee may elect to further defer receipt of the Stock payable under a Deferred Stock Award (or an installment of the Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and under such terms as determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the deferral period for the Award (or for such installment of the Award).

(f)            Termination. Except as may otherwise be provided in the Deferred Stock Award agreement, a Grantee’s rights in all Deferred Stock Awards shall automatically terminate thirty (30) days after the Grantee terminates employment with or ceases to provide services to the Company or any of its Affiliates for any reason excluding death, in which case the Grantee’s rights shall automatically terminate one (1) year after such termination. Unless otherwise provided in the terms of an Award, at any time prior to the Grantee’s termination of employment or cessation of services, the Committee may in its discretion accelerate, waive, or, subject to Section 18 below, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

(g)           Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends that would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

12.          Performance Unit Awards.

(a)           General. A Performance Unit Award is an Award entitling the Grantee to acquire cash or shares of Stock, or a combination of cash and shares of Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured and all other limitations and conditions applicable to a Performance Unit Award. Performance goals may vary from Grantee to Grantee and between groups of Grantee s and shall be based upon such Company, business unit or individual performance factors or criteria as the Committee may deem appropriate, including those factors described in Section 5(iv)(B) above. Performance periods may overlap and Grantees may participate simultaneously with respect to Performance Unit Awards that are subject to different performance periods and different performance goals. The Committee may adjust the performance goals and periods applicable to a Performance Unit Award to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. Notwithstanding the discretion the Committee shall have under this Section 12(a) with respect to establishing performance goals, in establishing such performance goals and administering the Plan in connection with same, the Committee will comply with the requirements of section 162(m) of the Code to the extent necessary. Performance Units may be awarded independent of or in connection with the grant of any other Award under the Plan.

(b)           Award Agreement. A Grantee shall have no rights with respect to a Performance Unit Award unless within sixty (60) days of the grant of such Award (or such shorter period as the Committee may specify) the Grantee shall have accepted the Award by executing and delivering to the Company a Performance Unit Award agreement.

(c)           Restrictions on Transfer. Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative or guardian.

(d)           Rights as a Shareholder. A Grantee receiving a Performance Unit Award will have rights of a shareholder only as to shares of Stock actually received by the Grantee under the Plan and not with respect to shares subject to the Award but not actually received by the Grantee. A Grantee shall be entitled to receive a certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions specified in the Performance Unit Award agreement.

(e)           Termination. Unless otherwise provided in the terms of an Award, except as may otherwise be provided by the Committee at any time prior to the termination of employment or cessation of service, a Grantee’s rights and all Performance Unit Awards shall automatically terminate thirty (30) days after the Grantee’s termination of employment or the Grantee’s services by the Company and its Affiliates for any reason excluding death, in which case the Grantee’s rights shall automatically terminate one (1) year after such termination.

(f)            Acceleration; Waiver. At any time prior to the Grantee’s termination of employment with or cessation of service to the Company and its Affiliates, by death or disability or retirement, the Committee may in its sole discretion accelerate, waive, or, subject to Section 18 below, amend any or all of the goals, restrictions or conditions imposed under any Performance Unit Award except to the extent such acceleration, waiver, or, amendment would violate section 162(m) of the Code.

(g)           Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit Award, which procedures shall be set forth in the Performance Unit Award agreement. The Committee may at any time provide that payment under a Performance Unit Award shall be made, upon satisfaction of the applicable performance goals, without any exercise by the Grantee. Except as otherwise specified by the Committee, (i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares of Stock subject to the related Award on such basis as is specified in the Performance Unit Award agreement.

13.          Other Stock-Based Awards.

(a)           General. The Committee may grant other Awards under which Stock is or may in the future be acquired (“Other Stock-Based Awards”). Such Awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in subsection (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by the Company’s right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

(b)           Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check, bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

(c)           Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the Grantee, the conditions under which the Company may or must repurchase such Award or related Stock. The Committee may in its sole discretion, at any time prior to a Grantee’s termination of employment with or cessation of services to the Company and its Subsidiaries, by death or disability or retirement, accelerate, waive, or, subject to Section 18 below, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

(d)           Award Agreements. Unless otherwise provided in the terms of an Award, a Grantee shall have no rights with respect to any Other Stock-Based Award unless within sixty (60) days after the grant of such Award (or such shorter period as the Committee may specify) the Grantee shall have accepted the Award by executing and delivering to the Company an Other Stock-Based Award agreement.

(e)           Restrictions on Transfer. Other Stock-Based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-Based Award agreement. However, in no event shall any Other Stock-Based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the Grantee’s lifetime by other than the Grantee or the Grantee’s legal representative or guardian.

(f)            Rights as a Shareholder. A Grantee of any Other Stock-Based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-Based Award agreement.

(g)           Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-Based Award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

14.          Supplemental Grants.

(a)           Loans. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be either in connection with exercise of a Stock Option, a Stock Appreciation Right or an Other Stock-Based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal, state and local income taxes in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Stock issued, have a term (including extensions) exceeding ten (10) years in duration or be in amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in subsection (b) below.

Notwithstanding the forgoing, a loan described in this Section 14(a) shall not be available to any Grantee of an Option who is a Director or executive officer of the Company or any Affiliate if such loan would be treated as a personal loan prohibited under Section 13(k) of the Act.

(b)           Cash Payments. The Committee may, at any time and in its discretion, authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award, which shall not exceed the amount that would be required in order to pay in full the federal, state and local income taxes due as a result of income recognized by the Grantee as a consequence of (i) the receipt of an Award or the exercise of rights thereunder and (ii) the receipt of such cash payment. The Committee shall have complete authority to decide whether to make such cash payments in any case, to make provisions for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of any such payment.

15.          Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If a Grantee surrenders shares of Stock acquired pursuant to the exercise of an Incentive Stock Option in payment of the option price of a Stock Option or the purchase price under another Award, and such surrender constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment under the Code, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. A Grantee may elect, with respect to any Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, Deferred Stock Award, Performance Unit Award or Other Stock-Based Award that is paid in whole or in part in Stock, to surrender or authorize the Company to withhold shares of Stock (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements. The Committee shall have the discretion to provide (by general rule or a provision in the specific Award agreement) that, at the election of the Grantee, “federal, state and local withholding tax requirements” shall be deemed to be any amount designated by the recipient that does not exceed the Grantee’s estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

16.          Merger; Liquidation. If the Company shall be the surviving corporation in any merger, recapitalization or similar reorganization, the holder of each outstanding Stock Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Stock Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Stock Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in connection with determining the value of any related Stock Appreciation Right. In the event of any such change in capitalization of the Company, the Committee shall make such additional adjustments in the number and class of shares of stock or other securities with respect to which outstanding Awards are exercisable and with respect to which future Awards may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of Section 18 below. In the event of dissolution or liquidation of the Company or a merger in which the Company is not the surviving corporation, the Committee shall, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number or purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend, or terminate such Awards upon such terms and conditions as it shall provide, which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration that the Committee deems equitable in the circumstances.

17.          Unfunded Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards, provided that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

18.          Amendments and Termination. The Board may amend, alter or discontinue the Plan, at any time and from time to time; provided, however, that any alteration or amendment that would require shareholder approval in order for the Plan to continue to meet any applicable legal or regulatory requirements shall be effective only if it is approved by the shareholders of the Company in the manner required thereby. Unless otherwise provided in the terms of an Award, the Committee may at any time decrease or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements that would apply to the substitute or amended Award if it were then initially granted under the Plan) for the purpose of satisfying changes in law or for any other lawful purpose.

19.          General Provisions.

(a)           Transfers. For purposes of the Plan, the transfer to the employment by the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, shall not be deemed a termination of employment.

(b)           Leaves of Absence. The Committee may in its discretion determine whether a leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Awards previously granted to a holder who takes a leave of absence.

(c)           Restrictions on Delivery and Sale of Shares. Each Award granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Stock covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of Stock thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933, as amended, or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of any delivery of Stock pursuant to an Award, that the Grantee of Stock represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the Stock will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933, as amended, and any applicable state securities laws. The Company may endorse on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

(d)           Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any Grantee any right to continued employment with the Company or any of its Affiliates, any right to continue providing services to the Company or any of its Affiliates, or affect the right of the Company or any Affiliate to terminate the employment or cease using the services of any Grantee at any time.

(e)           Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

(f)            Code Section 83(b) Elections. The Company and its Affiliates have no responsibility for a Grantee’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 in the Grantee’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Grantee who makes an election pursuant to Section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

(g)           Code Section 162(m). It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention.

(h)           Code Section 409A. It is the intent of the Company that no Award under the Plan be subject to Section 409A of the Code. The Committee shall design and administer the Awards under the Plan so that they are not subject to Section 409A of the Code.

(i)            Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Stock under any Award if the issuance thereof would constitute a violation by the Grantee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Stock are quoted or traded (including without limitation Section 16 of the Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of an Award hereunder, and the obligation of the Company to sell and deliver shares of Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

20.          Effective Date. The Plan shall become effective on November 20, 2007.